United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 26, 2014

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive, P.O Box 805 Road Town, Tortola, VG1110 British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA

(Addresses of Principal Executive Offices)

562.552.9400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

February 26, 2014

Item 8.01. Other Events

On February 26, 2014 UTi Worldwide Inc. (the “Company”) issued a press release announcing that it plans to issue $350 million aggregate principal amount of Convertible Senior Notes due 2019 (the “Notes”) in a private offering, subject to market and other conditions. The Company expects to grant the initial purchasers in the offering an option to purchase up to an additional $50 million aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes and the ordinary shares issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the United States Securities Act of 1933, as amended or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the Notes will be made only be means of a private offering memorandum.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated February 26, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.

Date: February 26, 2014	By:	/s/ Lance E. D’Amico
Lance E. D’Amico
Senior Vice President, Chief Legal Officer and Secretary